UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2011

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2011, ARCA biopharma, Inc. (“ARCA”) entered into a placement agency agreement (the “Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to use its reasonable efforts to arrange for the sale of up to 1,680,672 shares of ARCA’s common stock and warrants to purchase up to 1,176,471 shares of ARCA’s common stock in a registered direct public offering (the “Registered Direct Offering”). ARCA has agreed to pay the Placement Agent an aggregate fee equal to 7% of the gross proceeds received in the Registered Direct Offering. ARCA has also agreed to reimburse the Placement Agent for expenses incurred by it in connection with the Registered Direct Offering, with a maximum expense reimbursement that, when aggregated with the 7% fee, does not exceed 8% of the gross proceeds received by ARCA in the Registered Direct Offering.

The Agency Agreement contains customary representations, warranties and covenants by ARCA. It also provides for customary indemnification by each of ARCA and the Placement Agent for losses or damages arising out of or in connection with the sale of the securities being offered. ARCA has agreed to indemnify the Placement Agent for liabilities under the Securities Act of 1933, as amended. ARCA has also agreed to contribute to payments the Placement Agent may be required to make with respect to such liabilities.

On April 18, 2011, ARCA entered into separate subscription agreements (the “Subscription Agreements”) with certain institutional investors (the “Investors”) in connection with the Registered Direct Offering, pursuant to which ARCA agreed to sell an aggregate of 1,680,672 shares of its common stock and warrants to purchase a total of 1,176,471 shares of its common stock to the Investors for aggregate gross proceeds, before deducting fees to the Placement Agent and other estimated offering expenses payable by ARCA, of approximately $3.0 million. The common stock and warrants were sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.7 shares of common stock. The purchase price per unit is $1.785. Subject to certain ownership limitations, the warrants will be exercisable on the date that is six months after the warrants are issued and will remain exercisable for five years thereafter at an exercise price of $2.52 per share. The exercise price of the warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The Registered Direct Offering was effected as a takedown off ARCA’s shelf registration statement on Form S-3 (File No. 333-172686), which became effective on April 4, 2011 (the “Registration Statement”) pursuant to a prospectus supplement filed with the Securities and Exchange Commission on April 18, 2011.

Under the Subscription Agreements, ARCA has agreed with each of the Investors that, subject to certain exceptions, it will not, within the 90 day period following the closing of the Registered Direct Offering (which period may be extended in certain circumstances), enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities convertible into, exercisable for or exchangeable for common stock.

ARCA has also agreed with each of the Investors that, subject to certain exceptions described in Section 4.12 of the Subscription Agreements, it will not, within the three year period following the closing of the Registered Direct Offering, while the warrants are outstanding, effect or enter into an agreement to effect any issuance of common stock or securities convertible into, exercisable for or exchangeable for common stock in a “Variable Rate Transaction,” which means a transaction in which ARCA issues or sells any convertible securities either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the shares of common stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of the specified or contingent events directly or indirectly related to ARCA’s business or the market for ARCA’s common stock.

ARCA has also agreed with each of the Investors that, subject to certain exceptions, if it issues securities within one year following the closing of the Registered Direct Offering, each Investor shall have the right to purchase its pro rata share (based on subscription amounts) of 50% (or 25% in the case of a firm commitment underwritten public offering resulting in gross proceeds to ARCA in excess of $12,000,000) of the securities on the same terms, conditions and price provided for in the proposed issuance of securities.

ARCA has also agreed to indemnify the Investors against certain losses resulting from its breach of any of its representations, warranties, covenants under agreements with the Investors.

The net proceeds to ARCA from the Registered Direct Offering, after deducting placement agent fees and the estimated offering expenses borne by ARCA, and excluding the proceeds, if any, from the exercise of the warrants issued in the Registered Direct Offering, are expected to be approximately $2.6 million. The Registered Direct Offering will close on or before April 21, 2011. After giving effect to the Registered Direct Offering, but without giving effect to the exercise of the warrants being offered, ARCA will have 10,515,207 shares of common stock outstanding.

A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the Registered Direct Offering is attached as Exhibit 5.1 hereto. The foregoing summaries of the terms of the Agency Agreement, the form of warrant to be issued to the Investors and the Subscription Agreements are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 4.1, and 10.1, respectively, which are incorporated herein by reference.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, ARCA’s issuance of securities, the amount of proceeds from the Registered Direct Offering and the closing of the Registered Direct Offering. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, that may cause actual results to be materially different from any results expressed or implied by such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. ARCA is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Placement Agency Agreement by and between ARCA biopharma, Inc. and Roth Capital Partners, LLC, dated April 18, 2011

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Cooley LLP

10.1	Form of Subscription Agreement

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release, dated April 18, 2011, entitled “ARCA biopharma Announces $3 Million Equity Offering”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2011

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick M. Wheeler
Name: Patrick M. Wheeler
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agency Agreement, dated as of April 18, 2011, by and between ARCA biopharma, Inc. and Roth Capital Partners, LLC.

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of Cooley LLP

10.1	Form of Subscription Agreement

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.2	Press Release dated April 18, 2011, entitled “ARCA biopharma Announces $3 Million Equity Offering”